UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
November 3, 2007
Date of report (date of earliest event reported)
Innuity, Inc.
(Exact name of registrant as specified in its charter)

Utah	0-29129	87-0370820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
8644 154th Avenue NE
Redmond, WA 98052
(Address of principal executive offices)(Zip Code)
(425) 497-9909
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report on Form 8-K, unless the context otherwise requires, the terms “we,” “us,” “the Company,” and “Innuity” refer to Innuity, Inc., a Utah corporation

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective November 3, 2007, Shivonne A. Byrne resigned as our chief marketing officer for personal reasons and to pursue other interests.

Item 7.01 Regulation FD Disclosure.
     We intend to use the materials attached hereto as Exhibit 99.1 in investor presentations from time to time. We have also posted the presentation materials on our company website at www.innuity.com.
     Please refer to page 2 of Exhibit 99.1 for a discussion of certain forward-looking statements included in the presentation materials. These forward-looking statements involve risks and uncertainties, including activities, events or developments that we expect, believe or anticipate will or may occur in the future. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including the continued acceptance of the Internet as a communications and commerce platform for small businesses, our ability to raise additional funds, the continuing development and enhancement of our Internet technology applications and solutions, competition, reliance on third parties for marketing and distribution, and general economic conditions. In addition, to expand our Internet technology solutions offerings, we may need to license or acquire other technologies or businesses. Our business depends in part on our ability to provide an increasing selection of value-added Internet technology applications and solutions, many of which we do not currently possess but plan to develop internally or to provide or obtain through agreements with third parties, and our business will be harmed if we are unable to develop or offer additional Internet technology applications and solutions in a timely and cost-effective manner. We may find that it is difficult to identify or conclude such acquisitions on favorable terms, or to integrate future technology or business acquisitions, which could limit our growth, disrupt our business and adversely affect our operating results. If we are unable to expand or appropriately enhance or modify our Internet technology solutions offerings quickly and efficiently, our business and operating results will be adversely affected. Further, we have a significant working capital deficit and we will need additional funding to support our operations and capital expenditures. Sufficient funding may not be available to us, and the unavailability of funding could adversely affect our business. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission. Such filings are available on our website or at www.sec.gov.

Item 8.01	Other Events.
     On November 21, 2007, we redeemed $1.0 million of principal amount of the 15% senior secured notes we issued to Imperium Master Fund, Ltd. on May 3, 2007, and May 18, 2007. In accordance with the terms of the notes, we paid Imperium an aggregate of $1.025 million to redeem the $1.0 million of principal.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Innuity, Inc. presentation materials for investor presentations

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNUITY, INC.
Dated: November 27, 2007	By:	/s/ Linden N. Barney
Linden N. Barney
Chief Financial Officer